        As filed with the Securities and Exchange Commission on November 5, 2002
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ITC/\DeltaCom, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                              58-2301135
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

         1791 O.G. Skinner Drive
           West Point, Georgia                                    31833
(Address of principal executive offices)                        (Zip Code)

                     ITC/\DeltaCom, Inc. Stock Incentive Plan
                            (Full title of the plan)

                                Larry F. Williams
                             Chief Executive Officer
                               ITC/\DeltaCom, Inc.
                             1791 O.G. Skinner Drive
                            West Point, Georgia 31833
                     (Name and address of agent for service)

                                 (706) 385-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Richard J. Parrino, Esq.
                            Charles E. Sieving, Esq.
                             Hogan & Hartson L.L.P.
                              8300 Greensboro Drive
                                McLean, VA 22102
                                 (703) 610-6200

                         CALCULATION OF REGISTRATION FEE

========================================= =============== =================== ==================== ===============
                                                           Proposed maximum     Proposed maximum     Amount of
                                           Amount to be     offering price     aggregate offering   registration
  Title of securities to be registered    registered(1)       per share              price              fee
----------------------------------------- --------------- ------------------- -------------------- ---------------
Common Stock, par value $.01               4,500,000           $6.86(2)        $22,270,000.00(2)     $2,048.84
========================================= =============== =================== ==================== ===============

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in the ITC/\DeltaCom, Inc. Stock Incentive Plan, may become subject to such plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon (a) the maximum exercise price of options to be granted under the ITC/\DeltaCom, Inc. Stock Incentive Plan (the "Plan") at known exercise prices, in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and (b) the average of the high and low sales prices of the registrant's common stock as reported on the NASDAQ National Market on October 30, 2002 for all other shares issuable pursuant to the Plan, in accordance with Rule 457(c) under the Securities Act. The following chart illustrates the calculation of the proposed maximum aggregate offering price for calculation of the registration fee:

        ===================================================== =================== =================== ============================
                                                                     Number         Offering price     Proposed maximum aggregate
                            Type of shares                          of shares          per share              offering price
        ----------------------------------------------------- ------------------- ------------------- ----------------------------
        Shares issuable pursuant to options
        with known exercise prices                                2,000,000        $  6.86(2)(a)        $     13,720,000.00
        ----------------------------------------------------- ------------------- ------------------- ----------------------------

        Shares otherwise issuable pursuant to the Plan            2,500,000        $  3.42(2)(b)        $      8,550,000.00
        ----------------------------------------------------- ------------------- ------------------- ----------------------------

        Total proposed maximum aggregate offering price                                                 $     22,270,000.00
        ===================================================== =================== =================== ============================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.  Plan Information.*

     Item 2.  Registrant Information and Employee Plan Annual Information.*

     * The documents containing the information specified in Part I will be sent or given to employees participating in the ITC/\DeltaCom, Inc. Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC"), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed by ITC/\DeltaCom, Inc. (the "Registrant") with the SEC are hereby incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002;

     (b) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2002, filed with the SEC on May 15, 2002;

     (c) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2002, filed with the SEC on August 14, 2002;

     (d) the Registrant's Amendment to Quarterly Report on Form 10-Q/A for its fiscal quarter ended June 30, 2002, filed with the SEC on October 24, 2002;

     (e) the Registrant's Current Reports on Form 8-K which were filed with the SEC on May 3, 2002, May 15, 2002, May 17, 2002, June 26, 2002, August
          9, 2002, August 28, 2002, September 9, 2002 and November 1, 2002; and

     (f) the description of the Registrant's common stock contained in its Amendment No. 2 on Form 8-A/A, filed with the SEC on October 29, 2002, including any amendments or reports the Registrant files for the purpose of updating this description.

     All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents or reports.

     In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     On September 6, 2002, the Registrant appointed BDO Seidman, LLP to replace Arthur Andersen LLP ("Arthur Andersen") as its independent auditors. The Registrant's consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years ended December 31, 2001 incorporated by reference in this registration statement have been audited by Arthur Andersen, as stated in their report dated February 15, 2002, which is incorporated by reference herein. After reasonable efforts, the Registrant has been unable to obtain Arthur Andersen's consent to the incorporation by reference into this registration statement of Arthur Andersen's report with respect to these financial statements. Under these circumstances, Rule 437a under the Securities Act permits the Registrant to file this registration statement without a written consent from Arthur Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to the Registrant) may be limited as a practical matter due to recent events involving Arthur Andersen.

     Item 4.  Description of Securities.

     Not applicable. (The common stock is registered under Section 12(g) of the Exchange Act.)

     Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Under section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Registrant's restated certificate of incorporation contains provisions that provide that no director of the Registrant shall be liable for breach of fiduciary duty as a director except for: (1) any breach of the directors' duty of loyalty to the Registrant or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. Under the amended and restated bylaws of the Registrant, the Registrant is required, to the maximum extent permitted by law, to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

     The Registrant has entered into indemnity agreements with various directors pursuant to which the Registrant has agreed to indemnify the directors as permitted by the DGCL. The Registrant has obtained directors' and officers' liability insurance against certain liabilities, including liabilities under the Securities Act.

     Item 7.  Exemption From Registration Claimed.

     Not applicable.

     Item 8.  Exhibits.

      Exhibit No.                Description of Exhibit
      -----------                ----------------------

          4.1           ITC/\DeltaCom, Inc. Stock Incentive Plan.

          4.2 Form of ITC/\DeltaCom, Inc. Stock Incentive Plan Nonqualified Stock Option Agreement.

          4.3 Form of ITC/\DeltaCom, Inc. Stock Incentive Plan Incentive Stock Option Agreement.

          4.4 Form of ITC/\DeltaCom, Inc. Stock Incentive Plan Restricted Stock Agreement.

          4.5 Form of ITC/\DeltaCom, Inc. Stock Incentive Plan Stock Unit Agreement.

          5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

          23.1 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

          24.1 Power of Attorney (included on the signature page to this registration statement).

     Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Georgia, on this 5th day of November, 2002.

                                        ITC/\DELTACOM, INC.

                                        By /s/ Larry F. Williams
                                           ------------------------------------
                                           Larry F. Williams
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Larry F. Williams and Douglas A. Shumate, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of November 5, 2002 by the following persons in the capacities indicated.

              Signature                                                  Title
              ---------                                                  -----

         /s/  Larry F. Williams
___________________________________                               Chief Executive Officer,
              Larry F. Williams                                    Chairman and Director
                                                               (Principal Executive Officer)


         /s/  Douglas A. Shumate
___________________________________                           Senior Vice President and Chief
              Douglas A. Shumate                          Financial Officer (Principal Financial
                                                         Officer and Principal Accounting Officer)


         /s/  Donald W. Burton
___________________________________                                     Director
              Donald W. Burton


         /s/  John J. Delucca
___________________________________                                     Director
              John J. Delucca



              Signature                                                  Title
              ---------                                                  -----
       /s/  Campbell B. Lanier, III
___________________________________                                     Director
            Campbell B. Lanier, III



___________________________________                                     Director
            John R. Myers


       /s/  Robert C. Taylor, Jr.
___________________________________                                     Director
            Robert C. Taylor, Jr.


      /s/   William B. Timmerman
___________________________________                                     Director
            William B. Timmerman

                                  EXHIBIT INDEX

   Exhibit No.                        Description of Exhibit
   -----------                        ----------------------
        4.1               ITC/\DeltaCom, Inc. Stock Incentive Plan.

        4.2               Form of ITC/\DeltaCom, Inc. Stock Incentive Plan
                          Nonqualified Stock Option Agreement.

        4.3               Form of ITC/\DeltaCom, Inc. Stock Incentive Plan
                          Incentive Stock Option Agreement.

        4.4               Form of ITC/\DeltaCom, Inc. Stock Incentive Plan
                          Restricted Stock Agreement.

        4.5               Form of ITC/\DeltaCom, Inc. Stock Incentive Plan Stock
                          Unit Agreement.

        5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

        23.1 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

        24.1 Power of Attorney (included on the signature page to this registration statement).